Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 15, 2022, with respect to the consolidated financial statements of Qumu Corporation, incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, Minnesota
June 30, 2022